Exhibit (17)(a)

[FORM OF PROXY]

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Your Proxy Vote is important!

And now you can Vote your Proxy by PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-_____________, or go to website: _________

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or the Internet.

Please detach at perforation before mailing.

PROXY	EATON VANCE GLOBAL SMALL-CAP FUND	PROXY

(A SERIES OF EATON VANCE MUTUAL FUNDS TRUST)

SPECIAL MEETING OF SHAREHOLDERS – MAY [17], 2018

PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints KRISTIN S. ANAGNOST, MAUREEN A. GEMMA, JAMES F. KIRCHNER, PAYSON F. SWAFFIELD and DEIDRE E. WALSH, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at Two International Place, Boston, Massachusetts 02110, on Thursday, May [17], 2018 at [____] p.m., Eastern Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

VOTE VIA THE TELEPHONE: 1-[ ]

VOTE VIA THE INTERNET: [ ]

[999 9999 9999 999] [1234 5678]

Note: Please sign this proxy as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature

Signature (if held jointly)

Date

[FORM OF PROXY]

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Important Notice Regarding the Availability of Proxy Materials for the

EATON VANCE GLOBAL SMALL-CAP FUND

Shareholder Meeting to Be Held on May [17], 2018

The Proxy Statement for this meeting is available at [Insert website]

PLEASE VOTE, SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

FOR	AGAINST	ABSTAIN
1.

To approve the Agreement and Plan of Reorganization (the “Plan”) to exchange shares of Eaton Vance Global Small-Cap Fund (“Global Small-Cap Fund”), a series of Eaton Vance Special Investment Trust, for shares of Eaton Vance Global Small-Cap Equity Fund (formerly Eaton Vance Tax-Managed Global Small-Cap Fund) (“Global Small-Cap Equity Fund”), a series of Eaton Vance Mutual Funds Trust. The Plan provides for the transfer of all of the assets and liabilities of the Class A, Class C and Class I shares of Global Small-Cap Fund in exchange for the corresponding shares of Global Small-Cap Equity Fund as described in the accompanying proxy statement/prospectus.

	□	□	□

MEETING ATTENDANCE:	□
Mark the box to the right if you plan to attend the Special Meeting. If you plan to attend the Special Meeting in person, please be prepared to present photo identification.

NOTE ADDRESS CHANGE: ______________________________________

__________________________________________

__________________________________________

If you have any questions or need assistance with voting, please call 1-[____________] from 8:30 a.m. to 5:30 p.m. EDT

Monday through Friday, and Saturdays from [______] p.m. to [_____] p.m.

PLEASE SIGN AND DATE ON REVERSE SIDE.